UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      May 2, 2016

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code:    (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 2, 2016, Hennessy Advisors, Inc. (the “Hennessy Advisors”) reached a definitive agreement (the “Agreement”) to acquire certain assets of Westport Advisers, LLC (“Westport”) that relate to the management of the Westport Fund and the Westport Select Cap Fund (the “Westport Funds”). The Westport Funds currently have assets exceeding $640 million, which would bring total assets managed by Hennessy Advisors to over $7 billion after the acquisition.

The Agreement includes customary representations, warranties and covenants of Hennessy Advisors and Westport, and provides for a payment upon closing based on the aggregate average assets under management for the Westport Funds as measured at the close of business on the effective date of the Agreement and on each of the two trading days immediately preceding the Agreement, which were approximately $644.1 million  in total based on assets of $646.5 million as of April 28, 2016, assets of $640.6 million as of April 29, 2016, and assets of $645.2 million as of May 2, 2016.  Based upon the aggregate average assets under management of the Westport Funds of $644.1 million, the purchase price will be approximately $11.3 million, to be paid upon completion of the transaction. The transaction is expected to be completed in the third quarter of calendar year 2016.  Upon completion of the transaction which is subject to the approval of Hennessy Funds Trust’s Board of Trustees, the Westport Funds’ Board of Trustees and the shareholders of the Westport Funds, and other agreed conditions to closing, Hennessy Advisors will become the investment manager of the Westport Funds.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

There are representations and warranties contained in the Agreement which were made by the parties to each other as of specific dates.  The assertions embodied in these representations and warranties were made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms.  Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts.  For the foregoing reasons, investors should not rely on the representations and warranties in the Agreement as statements of factual information.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description

2.1	Transaction Agreement, dated as of May 2, 2016, between Hennessy Advisors, Inc. and Westport Advisers, LLC *

99.1	Press release
_____

*	The disclosure schedules to the Transaction Agreement are not being filed herewith. Hennessy Advisors, Inc. agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.
May 3, 2016	By: /s/ Neil J. Hennessy Neil J. Hennessy President and CEO

HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated May 2, 2016

Exhibit	Description

2.1	Transaction Agreement, dated as of May 2, 2016, between Hennessy Advisors, Inc. and Westport Advisers, LLC *

99.1	Press release
_____

*	The disclosure schedules to the Transaction Agreement are not being filed herewith. Hennessy Advisors, Inc. agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.